Exhibit 10.6

AMENDMENT AND ACKNOWLEDGEMENT

WHEREAS, David P. McGlade (the “Executive”) has entered into an employment agreement (the “Employment Agreement”) with Intelsat Holdings, Ltd. (the “Company”) and/or one or more of its subsidiaries; and

WHEREAS, pursuant to the Employment Agreement the Executive has been granted 242,495 shares of New Parent Restricted Shares (the “Restricted Shares”);

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto do hereby agree as follows:

1. Capitalized Terms. Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Employment Agreement.

2. Equity Plan. Executive acknowledges that the Restricted Shares granted to him pursuant to the Employment Agreement shall be subject to the terms of the Company’s 2005 Share Incentive Plan (the “Plan”), a copy of which has been delivered to the Executive. In the event of any inconsistency between the terms of the Plan and the terms of the Employment Agreement, the Employment Agreement shall govern. To the extent that there are any inconsistencies between the terms of the Employment Agreement and the terms of this Agreement, this Agreement shall govern.

3. Repurchase Rights. The parties hereto acknowledge and agree that, notwithstanding anything in the Employment Agreement to the contrary, any or all Common Parent Shares that are deemed to be forfeited or cancelled for any reason under the Employment Agreement may be repurchased by the Company, at any time and from time to time after the date of such forfeiture, for a purchase price equal to the par value of such repurchased share, and following such forfeiture, the Executive shall have no rights with respect to such shares other than the receipt of such par value amount. Executive shall not directly or indirectly sell, transfer, pledge or otherwise dispose of any economic, voting or other rights (a “Transfer”) in or to any Common Parent Shares unless, as a condition precedent to such Transfer, the transferee enters into an agreement in form and substance satisfactory to the Company pursuant to which the transferee agrees to be bound by the terms of this Section 3.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Bermuda without regard to its conflict of laws principles.

5. Successor. This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and the Executive and his or her personal representatives and assigns.

6. Amendment. In addition to any right of the Committee to amend or modify the terms of the Restricted Stock as set forth in the Plan, this Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

7. Miscellaneous.

(a) The Company shall not be required (i) to transfer on its books any Restricted Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, the Employment Agreement, the Plan or the Shareholders Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

(b) This Agreement shall not be construed so as to grant the Executive any right to remain in the employ of the Company or any Subsidiary.

(c) This Agreement may be executed in counterparts, which together shall constitute one and the same original.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunder duly authorized and the Executive has hereunto set his hand, all as of the day and year first set forth above.

Date: June 21, 2005	INTELSAT HOLDINGS, LTD.

/s/ Conny L. Kullman
Name: Conny L. Kullman
Title: Chairman

INTELSAT, LTD.

/s/ Conny L. Kullman
Name: Conny L. Kullman
Title: Chairman

ACCEPTED:

The undersigned hereby acknowledges having read this Agreement and, having had the opportunity to consult with legal and tax advisors, hereby agrees to be bound by all provisions set forth herein.

Date: June 21, 2005	/s/ David P. McGlade
Executive